Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47535) of Saks Incorporated an Subsidiaries of our report dated July 23, 1999 relating to the financial statements of Carson Pirie Scott & Co. Savings Plan, which appears in this Form 11-K.


                                        PricewaterhouseCoopers LLP

Birmingham, Alabama
July 29, 1999